                                                                      EXHIBIT 11


               CENTEX CONSTRUCTION PRODUCTS, INC. AND SUBSIDIARIES
         EARNINGS (LOSS) PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


                                                                                        FOR THE YEARS ENDED MARCH 31,
                                                                                  ----------------------------------------
                                                                                     2002           2001           2000
                                                                                  ----------     ----------     ----------

NET INCOME                                                                        $   39,706     $   59,429     $  108,232
                                                                                  ==========     ==========     ==========

DILUTED EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE:

         Weighted average common shares outstanding                                   18,351         18,405         19,130

         Stock options                                                                   110             68             81
                                                                                  ----------     ----------     ----------

         Weighted average common and dilutive potential common shares                 18,461         18,473         19,211
                                                                                  ==========     ==========     ==========

DILUTED EARNINGS PER COMMON SHARE                                                 $     2.15     $     3.22     $     5.63
                                                                                  ==========     ==========     ==========

BASIC EARNINGS PER COMMON SHARE:

         Weighted average common shares outstanding                                   18,351         18,405         19,130
                                                                                  ==========     ==========     ==========

         Basic earnings per common share                                          $     2.16     $     3.23     $     5.66
                                                                                  ==========     ==========     ==========

         Diluted net income per common equity share assumed the exercise of stock options and for all years presented. Basic net income per common share was computed by dividing net income by the weighted average number of shares of Common Stock outstanding during the year.